UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2021

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

401 S Ryland Street, Suite 138 Reno, NV 89502
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On July 26, 2021, the Board of Directors of American Battery Metals Corporation (the “Company”) appointed Andres Meza as Chief Operating Officer of the Company (the “COO Appointment”).

In connection with the COO Appointment, the Company entered into an employment agreement with Mr. Meza dated July 26, 2021 (the “COO Agreement”). Pursuant to the COO Agreement, Mr. Meza is entitled to receive an annual salary of $225,000 and equity compensation subject to vesting requirements. In addition, Mr. Meza shall be entitled to receive for bonus cash and equity compensation upon the achievement of certain milestones as set forth in the COO Agreement. The COO Agreement is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference.

Mr. Meza, 41, has an undergraduate degree in chemical engineering and started his professional career at Georgia Pacific working as a process engineer at a paper mill. After working to gain direct hands-on chemical manufacturing expertise throughout the processing plant, he was promoted to a shift team leader. To further enhance his management and leadership skills, he attended the Harvard Business School. After receiving his MBA, he worked for Apple as a global supply manager focusing on commissioning and scaling up of manufacturing facilities across Asia and the implementation of cost efficiencies throughout their supply chain.

After four years optimizing high-volume manufacturing at Apple, Mr. Meza worked for the management consultancy firm McKinsey and Company as an engagement manager. In this role, he analyzed the manufacturing operations of global corporations and developed strategic assessments for executives to implement operational efficiencies in their facilities and business units. Mr. Meza subsequently joined the private equity firm Transom Capital as the Vice President of Operations working with a suite of portfolio companies in which the firm had invested. At Transom Capital, Mr. Meza used his extensive expertise in operational leadership and manufacturing to establish the required procedures and frameworks to help grow these early-stage companies into mature and stable corporations.

There are no arrangements or understandings between Mr. Meza and any other persons pursuant to which Mr. Meza was selected as Chief Operating Officer. There are no relationships between Mr. Meza and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Andres Meza dated July 26, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: July 27, 2021		/s/ Douglas Cole
	Name:	Douglas Cole
	Title:	Chief Executive Officer